Exhibit 10.3

RESCISSION AGREEMENT

This Rescission Agreement (this “Agreement”) is entered into as of December 18, 2023 by and between LQR House Inc (the “Company”) and Outside the Box Capital Inc (“Outside the Box Capital”). Company and Outside the Box Capital are each a “Party” and collectively, the “Parties” as designated in this Agreement.

RECITALS:

WHEREAS, on November 21, 2023, the Parties entered into that certain Letter Agreement (the “Letter Agreement”) where Outside the Box Capital agreed to provide marketing and distribution services to the Company.

WHEREAS, the Parties understand that the Letter Agreement was signed in error and shall be null and void since the date it was signed.

NOW THEREFORE, in consideration of the mutual terms and conditions set forth herein, the Parties agree as follows:

1. The Parties hereby mutually rescind the Letter Agreement and declare it null and void as of the date of the Letter Agreement.

IN WITNESS WHEREOF, and intended to be legally bound hereby, each of the Parties hereto has executed or caused to be executed by duly authorized representatives this Agreement as of the date first written above.

OUTSIDE THE BOX CAPITAL INC

By:	/s/ Jason Coles
Jason Coles
Chief Executive Officer

LQR HOUSE INC

/s/ Sean Dollinger
By:	Sean Dollinger
Title:	Chief Executive Officer